Tidal ETF Trust 485BPOS

Exhibit (d)(vii)(2)

SECOND AMENDMENT TO THE

TIDAL ETF TRUST

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

THIS SECOND AMENDMENT dated as of September 14, 2022, to the Investment Advisory Agreement dated as of September 10, 2020 (the “Agreement”), entered into by and between TIDAL ETF TRUST (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the ATAC Equity Leverage Rotation ETF, as set forth on Amended Schedule A to the Agreement; and

WHEREAS, Section 21 of the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended Schedule A of the Agreement is hereby superseded and replaced with the Amended Schedule A attached hereto, for the purpose of adding the ATAC Equity Leverage Rotation ETF, to be effective at the time the ATAC Equity Leverage Rotation ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST		TOROSO INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By:	/s/ Eric W. Falkeis	By:	/s/ Dan Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended Schedule A

to the

TIDAL ETF TRUST

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

Fund Name	Advisory Fee	Effective Date
ATAC US Rotation ETF	1.25%	11/17/2020
ATAC Credit Rotation ETF	1.25%	7/15/2021
ATAC Equity Leverage Rotation ETF	1.25%	Commencement of Operations